UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
Form 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): March 25, 2008 (March 4, 2008)
PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number:  1-9900

Maryland (State or Other Jurisdiction of Incorporation or Organization)	86-0602478 (I.R.S. Employer Identification No.)
233 Wilshire Blvd., Suite 830, Santa Monica, CA 90401
(Address of Principal Executive Offices, Including Zip Code)
310-395-2083
(Registrant’s Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Pacific Office Properties Trust, Inc., the successor issuer to Arizona Land Income Corporation (“AZL”), is filing this Current Report on Form 8-K/A to amend AZL’s Current Report on Form 8-K filed with the Securities Exchange Commission on March 10, 2008 (the “Initial 8-K”), solely to change the letter from Epstein, Weber & Conover, PLC to the Securities and Exchange Commission filed as Exhibit 16.1 to the Initial 8-K to conform date references to the date of filing of the Initial 8-K. No other amendments are being made to the Initial Form 8-K. However, Item 4.01 disclosure in the Initial 8-K is recapitulated below for ease of reference.
Item 4.01. Changes in Registrant’s Certifying Accountant
     On March 4, 2008, Epstein, Weber & Conover, PLC (“Epstein”), the independent registered public accounting firm of Arizona Land Income Corporation (the “Company”), notified the Company that it resigned from the client-auditor relationship with the Company effective as of that date.
     The reports of Epstein with respect to the Company’s financial statements for the fiscal years ended December 31, 2007 and 2006 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2007 and 2006 and the period from December 31, 2007 through the date of Epstein’s resignation, there were no disagreements between the Company and Epstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Epstein, would have caused Epstein to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements for such year. Further, no reportable events as set forth in Item 304(a)(1)(iv)(B) through (E) of Regulation S-B have occurred.
     The Company has provided Epstein with a copy of the disclosures in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and has requested that Epstein furnish it with a letter addressed to the SEC stating whether Epstein agrees with the above statements and if not, stating the respects in which it does not agree. A copy of the Epstein letter, dated March 10, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
     Epstein’s resignation was received in advance of the pending closing of transactions contemplated by the Company’s previously announced agreement. On the terms and subject to conditions set forth in the agreement, the Company will, among other things, acquire through a newly formed umbrella partnership ownership interests in up to nine office properties, which comprise approximately 2.4 million square feet of office space, from an affiliate of The Shidler Group and will reincorporate in Maryland under the name Pacific Office Properties Trust, Inc. It is expected that a new independent auditor of the Company will be selected shortly after the contemplated transactions are consummated. The Company will file a Current Report on Form

8-K with the SEC promptly following the engagement of a new independent registration public accounting firm.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Epstein, Weber & Conover, PLC dated March 10, 2008.

Signature(s)
     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

Dated: March 24, 2008	/s/ James M. Kasim

Name: James M. Kasim
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter from Epstein, Weber & Conover, PLC, dated March 10, 2008.